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                                                                      EXHIBIT 21



                           Subsidiaries of Registrant
                           --------------------------


     The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.



                                                      State or Country
Name of Subsidiary                                    of Incorporation
------------------                                    ----------------

Brush Wellman GmbH                                    Germany

Brush Wellman (Japan), Ltd.                           Japan

Brush Wellman Limited                                 England

Brush Wellman (Singapore), Pte Ltd.                   Singapore

Circuits Processing Technology Inc.                   California

Technical Materials, Inc.                             Ohio

Williams Advanced Materials Inc.                      New York

Williams Advanced Materials Pte Ltd.                  Singapore